Prospectus, November 12, 2002

Evergreen
Equity and Fixed Income Index Funds

Evergreen Bond Market Index Fund
Evergreen Market Index Fund
Evergreen Market Index Growth Fund
Evergreen Market Index Value Fund
Class I
The Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. Anyone who tells you otherwise is committing a crime.

TABLE OF CONTENTS

FUND RISK/RETURN SUMMARY:

Overview of Fund Risks
Evergreen Bond Market Index Fund
Evergreen Market Index Fund
Evergreen Market Index Growth Fund
Evergreen Market Index Value Fund

GENERAL INFORMATION:

The Funds' Investment Advisor
The Fund's Sub-Advisor
The Funds' Portfolio Managers
Calculating the Share Price
How to Choose an Evergreen Fund
How to Buy Shares
How to Redeem Shares
Other Services
The Tax Consequences of Investing in the Funds
Fees and Expenses of the Funds
Other Fund Practices

In general,

the Funds included in this prospectus seek to provide investors with investment performance that mirrors that of each Fund's specified market benchmark index.

Fund Summaries Key

The Fund's summary is organized around the following basic topics and questions:

INVESTMENT GOAL

What is the Fund's financial objective? You can find clarification on how the Fund seeks to achieve its objective by looking at the Fund's strategy and investment policies. The Fund's Board of Trustees can change the investment objective without a shareholder vote.

INVESTMENT STRATEGY

How does the Fund go about trying to meet its goals? What types of investments does it contain? What style of investing and investment philosophy does it follow? Does it have limits on the amount invested in any particular type of security?

RISK FACTORS

What are the specific risks for an investor in the Fund?

PERFORMANCE

How well has the Fund performed in the past year? The past five years? The past ten years?

EXPENSES

How much does it cost to invest in the Fund? What is the difference between sales charges and expenses?

Overview of Fund Risks

Evergreen Index Funds

typically relies on a combination of the following strategies:

  investing in securities which are selected to approximate the investment characteristics and performance of each Fund's specified benchmark; and
  selling a portfolio investment: i) when the issuer's investment fundamentals begin to deteriorate; ii) when the investment reaches or exceeds a portfolio manager’s targeted value; iii) to take advantage of more attractive investment opportunities; iv) when the investment no longer appears to meet the Fund's investment objective; v) when the Fund must meet redemptions; or vi) for other investment reasons which the portfolio managers deem necessary.

may be appropriate for investors who:

  are seeking diversified exposure to opportunities in the stock and/or bond markets.
Each Fund may temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Fund in response to adverse economic, political or market conditions. This strategy is inconsistent with each Fund's principal investment strategies and investment goals and, if employed, could result in a lower return and potential loss of market opportunity.

Following this overview, you will find information on each Fund's specific investment strategies and risks.

Risk Factors For All Mutual Funds

Please remember that an investment in a mutual fund is:

  not guaranteed to achieve its investment goal
  not a deposit with a bank
  not insured, endorsed or guaranteed by the FDIC or any government agency subject to investment risks, including possible loss of your original investment
Like most investments, your investment in a Fund could fluctuate significantly in value over time and could result in a loss of money.

The following are some of the most important factors that may affect the value of your investment. Other factors may be described in the discussion following this overview:

Stock Market Risk

Your investment in a Fund will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If these events were to occur, the dividend yield, total return earned on and the value of your investment would likely decline. Even if general economic conditions do not change, the dividend yield, total return earned on and the value of your investment could decline if the particular industries, companies or sectors in which the Fund invests do not perform well.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories--large, medium and small. Investing primarily in one category carries the risk that due to current market conditions that category may be out of favor with investors. If valuations of large capitalization companies appear to be greatly out of proportion to the valuations of small or medium capitalization companies, investors may migrate to the stocks of small- and mid-sized companies causing a Fund that invests in these companies to increase in value more rapidly than a Fund that invests in larger, fully-valued companies. Investing in medium and small capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, and a more limited trading market for their stocks as compared with larger companies. As a result, stocks of small and medium capitalization companies may decline significantly in market downturns.

Investment Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different style. A Fund may also employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's earnings growth potential. Growth-oriented funds will typically underperform when value investing is in favor. Value stocks are those which are undervalued in comparison to their peers due to adverse business developments or other factors. Value-oriented funds will typically underperform when growth investing is in favor.

Interest Rate Risk

When interest rates go up, the value of debt securities tends to fall. If the Fund invests a significant portion of its portfolio in debt securities, and interest rates rise, then the value of your investment may decline. If interest rates go down, interest earned by the Fund on its debt investments may also decline, which could cause the Fund to reduce the dividends it pays. The longer the term of a debt security held by the Fund, the more the Fund is subject to interest rate risk.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. Since the Fund invests in debt securities, the value of your investment may decline if an issuer fails to pay an obligation on a timely basis. The Fund may also be subject to credit risk to the extent it engages in transactions, such as repurchase agreements or dollar rolls, which involve a promise by a third party to honor an obligation to the Fund. Such third party may be unwilling or unable to honor its financial obligations.

Bond Market Index Fund

FUND FACTS:

Goal:

  Price and Yield Performance Comparable to the Lehman Brothers Aggregate Bond Index

  Principal Investment:

  Debt Securities listed on the Lehman Brothers Aggregate Bond Index

  Class of Shares Offered in this Prospectus:

  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Monthly

  INVESTMENT GOAL

  The Fund seeks investment results that achieve price and yield performance similar to the Lehman Brothers Aggregate Bond Index.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 1.

  The Fund invests substantially all of its assets in debt securities that represent a composite of the Lehman Brothers Aggregate Bond Index. The correlation between the performance of the Fund and the Lehman Brothers Aggregate Bond Index is expected to be, before expenses, 0.98 or higher. The Fund’s portfolio managers use computer models that closely monitor the composition of the Lehman Brothers Aggregate Bond Index. The Lehman Brothers Aggregate Bond Index is an unmanaged fixed-income index covering the U.S. investment grade fixed-rate bond market, including U.S. Government and U.S. Government agency securities, corporate securities, and asset-backed securities. To replicate the performance of the Lehman Brothers Aggregate Bond Index, the Fund’s portfolio managers use a passive management approach and invest in substantially all of the securities comprising the Lehman Brothers Aggregate Bond Index.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 1 under the headings:

    Interest Rate Risk
    Credit Risk
  The Fund is also subject to index fund risk. The Fund is not actively managed and invests in securities included in the Lehman Brothers Aggregate Bond Index regardless of their investment merit. Therefore, the Fund cannot modify its investment strategy to respond to changes in the economy and may be particularly susceptible to a general decline in the U.S. or global bond market segment relating to the Lehman Brothers Aggregate Bond Index. Although the Fund’s modeling techniques are intended to produce performance that approximates that of the Lehman Brothers Aggregate Bond Index (before expenses), there can be no assurance that these techniques will reduce “tracking error”, the difference between the Fund’s investment results (before expenses) and the Lehman Brothers Aggregate Bond Index. Tracking error may arise as a result of brokerage costs, fees and operating expenses.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  Since the Fund had not commenced operations as of the date of this prospectus, no performance information is available.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are estimated based on the Fund's fiscal year ending 11/30/2003.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class I	%	0.00%	%	%

  The table below shows the total expenses you would pay on a $10,000 investment over one- and three-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions and that the Fund's operating expenses remain the same. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class I
1 year	$
3 years	$

  Market Index Fund

  FUND FACTS:

  Goal:

  Price and Yield Performance Comparable to the S&P 500 Index

  Principal Investment:

  Equity Securities listed on the S&P 500 Index

  Class of Shares Offered in this Prospectus:

  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Monthly

  INVESTMENT GOAL

  The Fund seeks investment results that achieve price and yield performance similar to the S&P 500 Index.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 1.

  The Fund invests substantially all of its assets in equity securities that represent a composite of the S&P 500 Index. The correlation between the performance of the Fund and the S&P 500 Index is expected to be, before expenses, 0.98 or higher. The Fund’s portfolio managers use computer models that closely monitor the composition of the S&P 500 Index. The S&P 500 Index is an unmanaged index of 500 common stocks chosen by Standard & Poor’s Ratings Services to reflect the industries of the U.S. economy and is often considered a proxy for the stock market in general. To replicate the performance of the S&P 500 Index, the Fund’s portfolio managers use a passive management approach and invest in substantially all of the stocks comprising the S&P 500 Index.

  The Fund intends to sell a portfolio investment when it is removed from the S&P 500 Index and when the Fund must meet redemptions.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 1 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  The Fund is also subject to index fund risk. The Fund is not actively managed and invests in securities included in the S&P 500 Index regardless of their investment merit. Therefore, the Fund cannot modify its investment strategy to respond to changes in the economy and may be particularly susceptible to a general decline in the U.S. or global stock market segment relating to the S&P 500 Index. Although the Fund’s modeling techniques are intended to produce performance that approximates that of the S&P 500 Index (before expenses), there can be no assurance that these techniques will reduce “tracking error”, the difference between the Fund’s investment results (before expenses) and the S&P 500 Index. Tracking error may arise as a result of brokerage costs, fees and operating expenses.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  Since the Fund has not commenced operations as of the date of this prospectus, no performance information is available.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are estimated based on the Fund's fiscal year ending 11/30/2003.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class I	%	0.00%	%	%

  The table below shows the total expenses you would pay on a $10,000 investment over one- and three-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions and that the Fund's operating expenses remain the same. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class I
1 year	$
3 years	$

  Market Index Growth Fund

  FUND FACTS:

  Goal:

  Price and Yield Performance Comparable to the Russell 1000 Growth Index

  Principal Investment:

  Equity Securities listed on the Russell 1000 Growth Index

  Class of Shares Offered in this Prospectus:

  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Monthly

  INVESTMENT GOAL

  The Fund seeks investment results that achieve price and yield comparable to the Russell 1000 Growth Index.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 1.

  The Fund invests substantially all of its assets in equity securities that represent a composite of the Russell 1000 Growth Index. The correlation between the performance of the Fund and the Russell 1000 Growth Index is expected to be, before expenses, 0.98 or higher. The Fund’s portfolio managers use computer models that closely monitor the composition of the Russell 1000 Growth Index. The Russell 1000 Growth Index is an unmanaged market capitalization-weighted index measuring the performance with the Russell 1000 companies with higher price-to-book ratios and higher forecasted earnings growth rates. To replicate the performance of the Russell 1000 Growth Index, the Fund’s portfolio managers use a passive management approach and invest in substantially all of the stocks comprising the Russell 1000 Growth Index.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 1 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  The Fund is also subject to index fund risk. The Fund is not actively managed and invests in securities included in the Russell 1000 Growth Index regardless of their investment merit. Therefore, the Fund cannot modify its investment strategy to respond to changes in the economy and may be particularly susceptible to a general decline in the U.S. or global stock market segment relating to Russell 1000 Growth Index. Although the Fund’s modeling techniques are intended to produce performance that approximates that of the Russell 1000 Growth Index (before expenses), there can be no assurance that these techniques will reduce “tracking error”, the difference between the Fund’s investment results (before expenses) and the Russell 1000 Growth Index. Tracking error may arise as a result of brokerage costs, fees and operating expenses.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  Since the Fund had not commenced operations as of the date of this prospectus, no performance information is available.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are estimated based on the Fund's fiscal year ending 11/30/2003.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class I	%	0.00%	%	%

  The table below shows the total expenses you would pay on a $10,000 investment over one- and three-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions and that the Fund's operating expenses remain the same. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class I
1 year	$
3 years	$

  Market Index Value Fund

  FUND FACTS:

  Goal:

  Price and Yield Performance Comparable to the Russell 1000 Value Index

  Principal Investment:

  Equity Securities listed on the Russell 1000 Value Index

  Class of Shares Offered in this Prospectus:

  Class I

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Monthly

  INVESTMENT GOAL

  The Fund seeks investment results that achieve price and yield comparable to the Russell 1000 Value Index.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 1.

  The Fund invests substantially all of its assets in equity securities that represent a composite of the Russell 1000 Value Index. The correlation between the performance of the Fund and the Russell 1000 Value Index is expected to be, before expenses, 0.98 or higher. The Fund’s portfolio managers use computer models that closely monitor the composition of the Russell 1000 Value Index. The Russell 1000 Value Index is an unmanaged market capitalization-weighted index measuring the performance of the Russell 1000 companies with low price-to-book ratios and low forecasted earnings growth rates. To replicate the performance of the Russell 1000 Value Index, the Fund’s portfolio managers use a passive management approach and invest in substantially all of the stocks comprising the Russell 1000 Value Index.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 1 under the headings:

    Investment Style Risk
    Stock Market Risk
    Market Capitalization Risk
  The Fund is also subject to index fund risk. The Fund is not actively managed and invests in securities included in the Russell 1000 Value Index regardless of their investment merit. Therefore, the Fund cannot modify its investment strategy to respond to changes in the economy and may be particularly susceptible to a general decline in the U.S. or global stock market segment relating to Russell 1000 Value Index. Although the Fund’s modeling techniques are intended to produce performance that approximates that of the Russell 1000 Value Index (before expenses), there can be no assurance that these techniques will reduce “tracking error”, the difference between the Fund’s investment results (before expenses) and the Russell 1000 Value Index. Tracking error may arise as a result of brokerage costs, fees and operating expenses.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  Since the Fund had not commenced operations as of the date of this prospectus, no performance information is available.

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are estimated based on the Fund's fiscal year ending 11/30/2003.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class I	%	0.00%	%	%

  The table below shows the total expenses you would pay on a $10,000 investment over one- and three-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions and that the Fund's operating expenses remain the same. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class I
1 year	$
3 years	$

  THE FUNDS' INVESTMENT ADVISOR

  An investment advisor manages a Fund's investments and supervises its daily business affairs. The investment advisor for the Evergreen funds is a subsidiary of Wachovia Corporation (Wachovia), the fourth largest bank holding company in the United States, with over $xxx.x billion in consolidated assets as of 8/31/2002. Wachovia is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

  Evergreen Investment Management Company, LLC (EIMC) is the investment advisor to the Funds. EIMC has been managing mutual funds and private accounts since 1932 and manages over $xxx.x billion in assets for xxx of the Evergreen funds as of 8/31/2002. EIMC is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034.

  Each Fund will pay EIMC the following contractual advisory fees based on a percentage of each Fund’s average daily net assets:

  THE FUND'S SUB-ADVISOR

  [ TBA ] is the sub-advisor to Bond Market Index Fund. _____ has been managing fixed income accounts since _____ and manages over $____ billion in assets. ______ is located at _______.

  THE FUNDS' PORTFOLIO MANAGERS

  Each Fund is managed individually by a team of portfolio management professionals from EIMC’s Global Structured Products team, with team members responsible for various sectors.

  CALCULATING THE SHARE PRICE

  The value of one share of a Fund, also known as the net asset value, or NAV, is calculated at 4 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier. The Fund calculates its share price for each share by adding up its total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. The NAV of each class of shares is calculated separately. Each security held by a Fund is valued using the most recent market data for that security. If no market data is available for a given security, the Fund will price that security at fair value according to policies established by the Fund's Board of Trustees. Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost.

  The price per share you pay for a Fund purchase or the amount you receive for a Fund redemption is based on the next price calculated after the order is received and all required information is provided. The value of your account at any given time is the latest share price multiplied by the number of shares you own. Your account balance may change daily because the share price may change daily.

  HOW TO CHOOSE AN EVERGREEN FUND

  When choosing an Evergreen fund, you should:

    Most importantly, read the prospectus to see if the Fund is suitable for you.
    Consider talking to an investment professional. He or she is qualified to give you investment advice based on your investment goals and financial situation and will be able to answer questions you may have after reading the Fund's prospectus. He or she can also assist you through all phases of opening your account.
    Request any additional information you want about the Fund, such as the Statement of Additional Information (SAI), Annual Report or Semi-annual Report by calling 1.800.343.2898. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at EvergreenInvestments.com.

  HOW TO BUY SHARES

  The Funds are only offered to certain pension plans having at least $100 million.

  Class I shares are sold without a front-end or deferred sales charge. The minimum initial investment is $1 million, which may be waived in certain situations. There is no minimum amount required for subsequent purchases.

Method	Opening an Account	Adding to an Account
By Phone or Wire	Call 1.800.847.5397 to set up an account and get wiring instructions.	Call your investment professional or call Evergreen funds directly at 1.800.847.5397. [1]
By Exchange
    Complete an account application and mail to:

    Postal Service Address:

    Evergreen Funds
    P.O. Box 8400
    Boston, MA 02266-8400

    Overnight Address:

    Evergreen Funds
    66 Brooks Drive, Suite 8400
    Braintree, MA 02184-3800

    You can make an additional investment by exchange from your account in one or more of the Funds by contacting your investment professional. [2]
    You can only exchange shares within the same class of the Funds.
    There is no sales charge or redemption fee when exchanging funds within any of the Funds.
    Exchanges between accounts which do not have identical ownership must be made in writing with a signature guarantee. (See "Exceptions: Redemption Requests That Require A Signature Guarantee" on the next page.)

  1. Orders should be placed as early in the day as possible and advance notice of large purchase provided to Evergreen funds at 1.800.847.5397.

  2. Once you have authorized either the telephone exchange or redemption service, anyone with the required account information (including your investment professional) can request a telephone transaction in your account. All calls are recorded and may be monitored for verification, recordkeeping and quality-assurance purposes. The Evergreen funds reserve the right to terminate the exchange privilege of any shareholder who exceeds the listed maximum number of exchanges, as well as to reject any large dollar exchange or purchase if placing it would, in the judgment of the portfolio manager, adversely affect the price of the Fund.

  HOW TO REDEEM SHARES

  We offer you several convenient ways to redeem your shares in any of the Evergreen funds:

Methods	Requirements
Call Us [1]
    Call your investment professional or call Evergreen funds directly at 1.800.847.5397 between 8 a.m. and 6 p.m. Eastern time, on any business day. [2]
    All telephone calls are recorded and may be monitored for your protection. We are not responsible for acting on telephone orders we believe are genuine.
    See "Exceptions: Redemption Requests That Require a Signature Guarantee" below for requests that must be made in writing with your signature guaranteed.

Write Us
    You can mail a redemption request to:

    Postal Service Address:

    Evergreen Funds
    P.O. Box 8400
    Boston, MA 02266-8400

    Overnight Address:

    Evergreen Funds
    66 Brooks Drive, Suite 8400
    Braintree, MA 02184-3800

    Your letter of instructions must:
      list the Fund name and the account number
      indicate the number of shares or dollar value you wish to redeem be signed by the registered owner(s).
    See "Exceptions: Redemption Requests That Require a Signature Guarantee" below for requests that must be signature guaranteed.

Redeem Your Shares in Person	You may also redeem your shares by contacting your investment professional. A fee may be charged for this service.

  1. Once you have authorized either the telephone exchange or redemption service, anyone with the required account information (including your investment professional) can request a telephone transaction in your account. All calls are recorded and may be monitored for verification, recordkeeping and quality-assurance purposes. The Evergreen funds reserve the right to terminate the exchange privilege of any shareholder who exceeds the listed maximum number of exchanges, as well as to reject any large dollar exchange or purchase if placing it would, in the judgment of the portfolio manager, adversely affect the price of the Fund.

  2. The Fund's shares may be made available through financial service firms which are also investment dealers and which have a service agreement with EDI. The Fund has approved the acceptance of purchase and repurchase request orders effective as of the time of their receipt by certain authorized financial intermediaries or their designees. The Evergreen funds reserve the right to adjust the closing time to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

  Timing of Proceeds

  Normally, we will send your redemption proceeds on the next business day after we receive your request; however, we reserve the right to wait up to seven business days to redeem any investments made by check and ten business days for investments made by Automated Clearing House transfer. We also reserve the right to redeem in kind, under certain circumstances, by paying you the proceeds of a redemption in securities rather than in cash, and to redeem the remaining amount in the account if your redemption brings the account balance below the initial minimum amount.

  Exceptions: Redemption Requests That Require A Signature Guarantee

  To protect you and the Evergreen funds against fraud, certain redemption requests must be made in writing with your signature guaranteed. A signature guarantee can be obtained at most banks and securities dealers. A notary public is not authorized to provide a signature guarantee. The following circumstances require signature guarantees:

    You want the proceeds transmitted into a bank account not listed on the account.
    You want the proceeds payable to anyone other than the registered owner(s) of the account.
    Either your address or the address of your bank account has been changed within 30 days.
    The account is registered in the name of a fiduciary corporation or any other organization.
    In these cases, additional documentation is required:
    corporate accounts: certified copy of corporate resolution fiduciary accounts: copy of the power of attorney or other governing document

  Who Can Provide A Signature Guarantee:

    Commercial Bank
    Trust Company
    Savings Association
    Credit Union
    Member of a U.S. stock exchange

  OTHER SERVICES

  Evergreen Express Line
  1.800.346.3858

  Use our automated, 24-hour service to check the value of your investment in a Fund; purchase, redeem or exchange Fund shares; find a Fund’s price, yield or total return; order a statement or duplicate tax form; or hear market commentary from Evergreen funds' portfolio managers.

  THE TAX CONSEQUENCES OF INVESTING
  IN THE FUNDS

  You may be taxed in two ways:

    On Fund distributions (dividends and capital gains).
    On any profit you make when you sell any or all of your shares.

  Fund Distributions

  A mutual fund passes along to all of its shareholders the net income or profits it receives from its investments. The shareholders of the fund then pay any taxes due, whether they receive these distributions in cash or elect to have them reinvested. The Funds will distribute two types of taxable income to you:

    Dividends. To the extent that regular dividends are derived from investment income that is not tax-exempt, or from short-term capital gains, you will have to include them in your federal taxable income. Each Fund pays a monthly dividend from the dividends, interest and other income on the securities in which it invests.
    Capital Gains. When a mutual fund sells a security it owns for a profit, the result is a capital gain. The Funds generally distribute capital gains, if any, at least once a year, near the end of the calendar year. Short-term capital gains reflect securities held by the Fund for a year or less and are considered ordinary income just like dividends. Profits on securities held longer than 12 months are considered long-term capital gains and are taxed at a special tax rate (20% for most taxpayers).

  Dividend and Capital Gain Reinvestment

  Unless you choose otherwise on the account application, all dividend and capital gain payments will be reinvested to buy additional shares. Distribution checks that are returned and distribution checks that are uncashed when the shareholder has failed to respond to mailings from the shareholder servicing agent will automatically be reinvested to buy additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks. We will send you a statement each January with the federal tax status of dividends and distributions paid by the Fund during the previous calendar year.

  Profits You Realize When You Redeem Shares

  When you sell shares in a mutual fund, whether by redeeming or exchanging, you have created a taxable event. You must report any gain or loss on your tax return unless the transaction was entered into by a tax-deferred retirement plan. Investments in money market funds typically do not generate capital gains. It is your responsibility to keep accurate records of your mutual fund transactions. You will need this information when you file your income tax return, since you must report any capital gain or loss you incur when you sell shares. Remember, an exchange is a purchase and a sale for tax purposes.

  Tax Reporting

  Evergreen Service Company, LLC provides you and the IRS with a tax statement of your dividend and capital gains distributions for each calendar year on Form 1099 DIV. Proceeds from a sale are reported on Form 1099B. You must report these on your tax return. You could pay a penalty if you neglect to report them.

  Evergreen Service Company, LLC will send you a tax information guide each year during tax season, which may include a cost basis statement detailing the gain or loss on taxable transactions you had during the year. Please consult your own tax advisor for further information regarding the federal, state and local tax consequences of an investment in the Funds.

  FEES AND EXPENSES OF THE FUNDS

  Every mutual fund has fees and expenses that are assessed either directly or indirectly. This section describes each of those fees.

  Management Fee

  The management fee pays for the normal expenses of managing the Fund, including portfolio manager salaries, research costs, corporate overhead expenses and related expenses.

  Other Expenses

  Other expenses include miscellaneous fees from affiliated and outside service providers. These may include legal, audit, custodial and safekeeping fees, the printing and mailing of reports and statements, automatic reinvestment of distributions and other conveniences for which the shareholder pays no transaction fees.

  Total Fund Operating Expenses

  The total cost of running the Fund is called the expense ratio. As a shareholder, you are not charged these fees directly; instead they are taken out before the Fund’s NAV is calculated, and are expressed as a percentage of the Fund’s average daily net assets. The effect of these fees is reflected in the performance results for that share class. Because these fees are “invisible,” investors should examine them closely in the prospectus, especially when comparing one fund with another fund in the same investment category. There are three things to remember about expense ratios: (i) your total return in the Fund is reduced in direct proportion to the fees; (ii) expense ratios can vary greatly between funds and fund families, from under 0.25% to over 3.00%; and (iii) the Fund’s investment advisor may waive a portion of the Fund’s expenses for a period of time, reducing its expense ratio.

  OTHER FUND PRACTICES

  The Funds may invest in a variety of derivative instruments including futures and options. Derivatives are financial contracts whose value is based on an underlying asset, such as stock or a bond, or an underlying economic factor, such as an index or an interest rate. The Funds may also engage in strategies making use of interest rate swaps and other interest rate transactions. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge the Fund's portfolio to protect against market decline, changes in interest rates, to adjust the portfolio's duration, to maintain the Fund's exposure to its market, to manage cash or to attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility.

  Although not a principal investment strategy, Market Index Fund may invest up to 10% of its assets in foreign securities, including securities issued by foreign branches of U.S. banks and foreign banks, Canadian commercial paper and Europaper (U.S. dollar-denominated commercial paper of foreign issuers), American Depositary Receipts, European Depositary Receipts and Global Depositary Receipts. Investments in foreign securities may subject the Fund, and therefore the value of the Fund's shares, to foreign investment risk.

  If a Fund invests in non-U.S. securities it will be exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which the Fund invests could adversely affect the dividend yield, total return earned on and the value of your investment. In addition, if the value of any foreign currency in which the Fund’s investments are denominated declines relative to the U.S. dollar, the dividend yield, total return earned on and the value of your investment in the Fund may decline as well. Certain foreign countries have less developed and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

  Please consult the SAI for more information regarding these and other investment practices used by the Funds, including risks.

  Evergreen Funds

  Institutional Money Market Funds
  Cash Management Money Market Fund
  Institutional 100% Treasury Money Market Fund
  Institutional Money Market Fund
  Institutional Municipal Money Market Fund
  Institutional Treasury Money Market Fund
  Institutional U.S. Government Money Market Fund
  Prime Cash Management Money Market Fund

  Money Market Funds
  California Municipal Money Market Fund
  Florida Municipal Money Market Fund
  Money Market Fund
  Municipal Money Market Fund
  New Jersey Municipal Money Market Fund
  New York Municipal Money Market Fund
  Pennsylvania Municipal Money Market Fund
  Treasury Money Market Fund
  U.S. Government Money Market Fund

  State Municipal Bond Funds
  Connecticut Municipal Bond Fund
  Florida High Income Municipal Bond Fund
  Florida Municipal Bond Fund
  Georgia Municipal Bond Fund
  Maryland Municipal Bond Fund
  New Jersey Municipal Bond Fund
  North Carolina Municipal Bond Fund
  Pennsylvania Municipal Bond Fund
  South Carolina Municipal Bond Fund
  Virginia Municipal Bond Fund

  National Municipal Bond Funds
  High Grade Municipal Bond Fund
  High Income Municipal Bond Fund
  Intermediate Municipal Bond Fund
  Municipal Bond Fund
  Short-Intermediate Municipal Bond Fund

  Short and Intermediate Term Bond Funds
  Adjustable Rate Fund
  Limited Duration Fund
  Short Intermediate Bond Fund

  Intermediate and Long Term Bond Funds
  Core Bond Fund
  Diversified Bond Fund
  Fixed Income Fund II
  High Yield Bond Fund
  Select High Yield Bond Fund
  Strategic Income Fund
  U.S. Government Fund

  Balanced Funds
  Balanced Fund
  Foundation Fund
  Select Balanced Fund
  Tax Strategic Foundation Fund

  Domestic Equity Funds II
  Blue Chip Fund
  Equity Income Fund
  Equity Index Fund
  Growth and Income Fund
  Small Cap Value Fund
  Strategic Value Fund
  Value Fund

  Domestic Growth Funds
  Aggressive Growth Fund
  Capital Growth Fund
  Core Equity Fund
  Emerging Growth Fund
  Evergreen Fund
  Growth Fund
  Large Company Growth Fund
  Masters Fund
  Omega Fund
  Premier 20 Fund
  Select Small Cap Growth Fund
  Select Strategic Growth Fund
  Special Equity Fund
  Special Values Fund
  Stock Selector Fund
  Tax Strategic Equity Fund

  Sector Funds
  Health Care Fund
  Technology Fund
  Utility and Telecommunications Fund

  Global and International Funds
  Emerging Markets Growth Fund
  Global Leaders Fund
  Global Opportunities Fund
  International Bond Fund
  International Growth Fund
  Precious Metals Fund

  Evergreen Express Line

  Call 1.800.346.3858

  24 hours a day to

    check your account
    order a statement
    get a Fund’s current price, yield and total return
    buy, redeem or exchange Fund shares

  Information Line for Hearing and Speech Impaired (TTY/TDD)

  Call 1.800.343.2888

  Monday-Friday, 8 a.m. to 6 p.m. Eastern time

  Write us a letter
  Evergreen Funds

  P.O. Box 8400

  Boston, MA 02266-8400

    to buy, redeem or exchange Fund shares
    to change the registration on your account
    for general correspondence

  For express, registered or certified mail
  Evergreen Funds

  66 Brooks Drive, Suite 8400

  Braintree, MA 02184-3800

  Visit us on-line
  EvergreenInvestments.com

  Regular communications you will receive
  Account Statements — You will receive quarterly statements for each Fund you invest in. Please review and promptly notify Evergreen funds of any inaccuracies.

  Confirmation Notices — A confirmation of your transaction, other than SIP and SWP, is sent within five days. Please review and promptly notify Evergreen funds of any inaccuracies.

  Annual and Semi-annual Reports — You will receive a detailed financial report on each Fund you invest in twice a year.

  Tax Forms — Each January you will receive any Fund tax information you need to complete your tax returns as well as the Evergreen Tax Information Guide.

  For More Information About the Evergreen Index Funds, Ask for:

  The Funds’ most recent Annual or Semi-annual Report, which contains a complete financial accounting for each Fund and a complete list of the Funds' portfolio holdings as of a specific date, as well as commentary from each Fund’s portfolio managers. This report discusses the market conditions and investment strategies that significantly affected the Funds' performance during the most recent fiscal year or period.

  The Statement of Additional Information (SAI), which contains more detailed information about the policies and procedures of the Funds. The SAI has been filed with the Securities and Exchange Commission (SEC) and its contents are legally considered to be part of this prospectus.

  For questions, other information, or to request a copy, without charge, of any of the documents, call 1.800.343.2898 or ask your investment professional. We will mail material within three business days. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at EvergreenInvestments.com.

  Information about these Funds (including the SAI) is also available on the SEC's Internet website at http://www.sec.gov. Copies of this material may be obtained, for a duplication fee, by writing the SEC Public Reference Section, Washington D.C. 20549-0102, or by electronic request at the following e-mail address: publicinfo@sec.gov. This material can also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. For more information about the operation of the Public Reference Room, call the SEC at 1.202.942.8090.

  Evergreen mutual funds are distributed by Evergreen Distributor, Inc.,
  90 Park Avenue, 10th Floor, New York, NY 10016.

  SEC File No.: 811-08413

  SEC File No.: 811-08415
  40400 RV1 (8/02)
  Evergreen Investments
  200 Berkeley Street
  Boston, MA 02116-5034